UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 25, 2006

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York	10020

(Address of Principal Executive Offices)	(Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 2.02 and 7.01.  Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

          On July 25, 2006 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the second quarter ending June 30, 2006.

          The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) that the Company reported diluted earnings per share increased 17.6% to $0.60 for the second quarter of 2006 compared to the same period last year. The 2006 results include incremental stock-based compensation of $0.03 per share.

          The Earnings Release contains three statements on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•          Financial Services: “Revenue for this segment increased 13.4% in the second quarter to $677.3 million compared to the same period last year. Excluding the prior year’s revenue of $34.8 million from Corporate Value Consulting, which was sold at the end of September 2005, and April and May revenue of $8.1 million from CRISIL, Ltd. (majority interest acquired on June 1, 2005), revenue for the second quarter grew by $106.6 million on a non-GAAP basis. Of the non-GAAP revenue growth, 38.6% was produced by structured finance and 34.8% came from corporate and government ratings.

•          The Outlook:  “Based on the strength of our first half performance, we are raising our guidance for the year.

“Our previous guidance called for earnings per share of $2.36 to $2.41, excluding the incremental impact of all stock–based compensation.

“Our new guidance for 2006 improves the full-year forecast by $0.08. Therefore, we now expect EPS for 2006 of $2.44 to $2.49 excluding the incremental impact of all stock-based compensation ($0.13 for incremental stock-based compensation and $0.04 for the one-time charge for the elimination of the restoration stock option program in the first quarter).

“With more robust opportunities taking shape next year, we expect to return to double-digit earnings growth in 2007.”

•          Exhibit 3: Exhibit 3 shows operating profit by segment excluding the incremental impact of stock-based compensation and would not be presented in a GAAP statement of earnings.

          The Registrant believes that the disclosure of this data is meaningful to shareholders and analysts in understanding the Registrant’s financial condition, and to facilitate in evaluating the strengths and weaknesses of the Registrant’s continuing businesses.  In addition, this data will facilitate period-to-period comparisons of the financial performance of the Registrant.

          Item 9.01.   Exhibits.

          (99)  Earnings Release of the Registrant, dated July 25, 2006, containing a discussion of Registrant’s results of operations and financial condition for the second quarter ending June 30, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor

	By:	Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated: July 25, 2006

INDEX TO EXHIBITS

Exhibit Number

          (99)     Earnings Release of the Registrant, dated July 25, 2006, containing a discussion of Registrant’s results of operations and financial condition for the second quarter ending June 30, 2006.